EXHIBIT 4.1

                         FIRST AMENDMENT TO RIGHTS PLAN

         This First Amendment (this "Amendment") to the Rights Plan, dated as of June 1, 1999 (the "Rights Plan"), between eGames Inc., a Pennsylvania corporation (the "Company") and StockTrans, Inc., as Rights Agent (the "Rights Agent"), is dated as of March 4, 2005. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Plan.

           WHEREAS, the Company and the Rights Agent previously entered into the Rights Plan; and

           WHEREAS, pursuant to Section 27 of the Rights Plan, the Company may from time to time supplement or amend the Rights Plan in accordance with the terms of such Section 27.

           NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Plan as follows:

           1. The "Final Expiration Date" as defined in Section 1 of the Rights Plan (which heretofore was June 1, 2009) is hereby amended to mean March 7, 2005.

           2. Exhibit B to the Rights Plan ("Form of Right Certificate") is hereby amended to replace all references to "June 1, 2009" with "March 7, 2005" in all places where such references appear.

           3. Exhibit C to the Rights Plan ("Summary of Terms") is hereby amended to replace all references to "June 1, 2009" with "March 7, 2005" in all places where such references appear.

           4. This Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Plan shall remain in full force and effect and be otherwise unaffected hereby.

           5. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

                                        EGAMES, INC.

                                        By: ________________________
                                        Gerald W. Klein
                                        President and CEO

                                        STOCKTRANS, INC.

                                        By: ________________________
                                        Gina Hardin
                                        Vice President